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                                                                    EXHIBIT 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement to Form SB-2 filed pursuant to Rule 462(b) of the Security Act of 1933 of our reports dated January 30, 1996 and October 16, 1996 relating to the financial statements of December 31, 1995 and 1994 and June 30, 1996, which appear in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/  Kerber, Eck & Braeckel LLP

St. Louis, Missouri
December 13, 1996